U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                            Flagstick Ventures, Inc.
                 (Name of Small Business Issuer in Its Charter)

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
               Delaware                                  5091                                59-3733133
    (State or Other Jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    Incorporation or Organization)               Classification Code)                  Identification Number)
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                              2394 41st Street S.W.
                              Naples, Florida 34116
   (Address, Including Zip Code, and Telephone Number, including Area Code, of
                        Registrant's Executive Offices)

                                Jeff Arthur Jones
                              2394 41st Street S.W.
                              Naples, Florida 34116
 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

     Copies of all communications, including communications to the agent for service of process, to:

                              Joseph Sierchio, Esq.
                   Eiseman Levine Lehrhaupt & Kakoyiannis, PC
                           845 Third Avenue, 8th Floor
                            New York, New York 10022
                                 (212) 752-1000
                             -----------------------
                  APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after this registration statement becomes effective.
                              --------------------
If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective
Registration Statement for  the  same  offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933,
as amended, check here:    [X]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                         CALCULATION OF REGISTRATION FEE
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  Title Of Each Class Of        Number of Shares      Proposed Maximum         Proposed Maximum           Amount of
Securities To Be Registered     To Be Registered     Offering Price Per    Aggregate Offering Price     Registration
                                                           Share                                            Fee(1)
---------------------------------------------------------------------------------------------------------------------
      Common stock                 2,000,000              $0.05                   $100,000               $24.00
---------------------------------------------------------------------------------------------------------------------

     (1)      Calculated  in  accordance  with  Rule 457 under the Securities Act of 1933.

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    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
   DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
       SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
                 REGISTRATION STATEMENT SHALL THEREAFTER BECOME
       EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF
      1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON
      SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT
                         TO SECTION 8(a), MAY DETERMINE.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                                   PROSPECTUS
                            Flagstick Ventures, Inc.
                 2,000,000 Shares at A Price Of $0.05 Per Share.

         This is our initial public offering. Before this offering, there has been no public market for shares of our common stock. If a market were to develop, it would most likely be on the NASD OTCBB or the "pink sheets." We would not satisfy the listing criteria of any national securities exchange or the Nasdaq Stock Market.

         We are offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares of our common stock at a price of $.05 per share. We must sell at least 1,000,000 shares in order to consummate the offering. Pending the sale of the minimum number of shares, proceeds from the offering will be held in a non interest bearing escrow account. The offering will end on the earliest to occur of ___________, a date which is 120 days from the date of this prospectus, or the date on which all of the shares are sold or on an earlier date as we may deem appropriate.

         We will offer the shares directly through our officer and director. No compensation is to be paid to any person for the offer and sale of the shares.

         Purchase of the shares is highly speculative and subject to numerous risks. See "Risk Factors" beginning on page 6 for a discussion of material issues to consider before purchasing any of the shares.

         The shares offered by this Prospectus have not been registered in the State of Florida. When sales are made to five or more persons in the State of Florida, any sale of the shares in the State of Florida shall be voidable by the purchasers of those shares within three days after the receipt of consideration by the escrow agent from those purchasers.
                              --------------------

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
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==================================================================================================================
                                     PRICE TO THE PUBLIC     MINIMUM PROCEEDS TO US     MAXIMUM PROCEEDS TO US (1)
                                                             (1)
------------------------------------------------------------------------------------------------------------------
            Per Share                       $0.05                      $0.05                       $0.05
------------------------------------------------------------------------------------------------------------------
    Total (2,000,000 shares)               $100,000                   $50,000                     $100,000
==================================================================================================================

(1) Does not include estimated  offering expenses of approximately $46,750.

             The date of this prospectus is ________________, 2001.
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                                       3
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                                TABLE OF CONTENTS
Prospectus Summary............................................................5
Risk Factors..................................................................6
Cautionary Note Regarding Forward-Looking Statements ........................14
Use of Proceeds..............................................................15
Arbitrary Determination of Offering Price....................................16
Dilution.....................................................................16
Plan of Distribution ........................................................17
Plan of Operation............................................................19
Legal Proceedings............................................................24
Directors, Executive Officers, Promoters and Control Persons.................25
Executive Compensation.......................................................26
Security Ownership of Certain Beneficial Owners and Management...............26
Market for Our Common Stock and Related Stockholder Matters..................27
Limitation of Liability and Indemnification Matters..........................28
Description of Common Stock..................................................28
Interests of Named Experts and Counsel.......................................29
Disclosure of Commission Position on Indemnification For Securities Act
   Liabilities...............................................................29
Certain Relationships and Related Transactions...............................29
Legal Matters................................................................30
Experts......................................................................30
Changes in and Disagreements with Accountants on Accounting and Financial
   Disclosure................................................................30
Where You Can Find Additional Information....................................30
Financial Statements.........................................................31

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                               PROSPECTUS SUMMARY

         This summary contains a brief overview of material information about us and the offering. Because it is only a summary, it does not contain all of the information that you should consider before purchasing our shares. You should read the entire prospectus, including the section titled "Risk Factors" and our financial statements and related notes, before making an investment decision to purchase any of the shares. Unless the context otherwise requires, reference to "us," "we," and "our" refer to Flagstick Ventures, Inc.

Our Company

         Flagstick Ventures, Inc. is a Delaware corporation incorporated on April 4, 2001 for the purpose of acquiring the wholesale golf equipment and accessories business previously conducted by our president, Jeff Arthur Jones, as a sole proprietorship under the name "A&Z Golf." We were formed by Mr. Jones for the specific purpose of acquiring the business which he was conducting as a sole proprietorship. We acquired the business from Mr. Jones, through our wholly-owned subsidiary, A&Z Golf Corp.., on June 5, 2001, in exchange for 2,000,000 shares of our common stock. Prior to that date, Mr. Jones conducted the business as a sole proprietorship. Through A&Z Golf Corp.., we will continue to wholesale golf equipment and accessories to retailers.

         We maintain our executive offices at:
                                                         2394 41st Street S.W.
                                                         Naples, Florida 34116
                                                         Tel.: (941)352-7883

The Offering

         We are offering a minimum of 1,000,000 shares and a maximum of 2,000,000 shares. We must sell at least 1,000,000 shares to consummate the offering. Pending the sale of the minimum number of shares, proceeds from the offering will be held in a non interest bearing escrow account. If the minimum number of shares is not sold by __________, a date which is 120 days from the date of this prospectus, the offering will terminate and the escrowed funds will be returned to the subscribers. The offering price is $0.05 per share. The offering price was arbitrarily determined by us.

         We will offer the shares for a period of up to 120 days from the date of this prospectus.

         We currently have 2,000,100 shares issued and outstanding. If we sell all of the shares offered in this offering, we will have a total of 4,000,100 shares issued and outstanding.

No Trading Market for Our Common Stock

          There is no trading market for our common stock and there can be no assurance that an active trading market will develop for our common stock on the over the counter market; or, if such trading market does develop, that it will be sustained. Even if we sold the maximum number of shares, we still would not satisfy the listing criteria for a listing on the NASDAQ

Stock Market, Inc. or any national exchange. We have no arrangements or understandings with respect to a possible listing of our securities on any such securities market. The absence of such a trading market may limit the marketability and liquidity of our shares.

Use of Proceeds

         We intend to use the proceeds from the offering to pay for the expenses of the offering and for working capital expenditures. See "Use of Proceeds."

                                  RISK FACTORS

         An investment in shares of our common stock involves a high degree of risk and should not be made by persons who cannot afford the loss of their entire investment. You should consider carefully the following risks before you decide to buy our common stock. Our business, financial condition or results of operations could be materially and adversely affected by any one or more of the following risks.

         We have categorized the risk factors into two categories:

                o   Risks Pertaining to Us and Our Business; and

                o   Risks Pertaining to This Offering


                     RISKS PERTAINING TO US AND OUR BUSINESS
                     ---------------------------------------

         Our limited operating history makes it difficult for you to assess our prospects and for us to project with any certainty our future success.

We were organized on April 4, 2001. Since then, we have limited our activities to organizational and marketing strategy. Because of this limited operating history, our prospects must be considered in light of the risks, expenses and problems frequently encountered by companies that are in the early stages of development and that operate in new and rapidly changing markets which are discussed in greater detail in this section .

         Potential investors should consider our prospects in light of the following risks, expenses and uncertainties that may be encountered by development stage companies:

        o   an evolving and unproven business model;
        o   management of an expanding business in a rapidly changing market;
        o   attracting new customers and maintaining customer satisfaction;
        o   introducing new and enhanced services, products and alliances;
        o maintaining our profit margins, notwithstanding price competition or rising manufacturer prices;
        o the lack of long-term or firm commitments with our suppliers, manufacturers, and distributors; and

        o   the limited current customers base.

        To address these risks we must successfully:

        o   develop and extend relationships with manufacturers for merchandise;
        o   implement an evolving and unproven business model;
        o   establish internal accounting systems and controls;
        o   manage growth, if any;
        o   develop and manage an efficient distribution system;
        o develop and implement an efficient transaction processing system; and
        o   successfully develop and grow new markets.

         Because we will spend money on these initiatives before we receive any revenue for our efforts, our losses will be greater than the losses that we would otherwise incur if we develop our business more slowly. In addition, we may find that these initiatives are more expensive than we currently anticipate. Such an increase would further increase our losses. Moreover, the timing of such expenses can contribute to fluctuations in our quarterly operating results. If we do not successfully manage these risks, our business will suffer. We cannot assure you that we will successfully address these risks or that our business strategy will be successful.

         Ultimately, if we are unable to implement our business plan or to generate significant levels of revenues to permit us to attain profitability as a result of the risk factors we discuss in this prospectus or for any unforeseen reason, the value of our shares will be materially and adversely affected. This would in all likelihood result in the loss of your investment.

Based upon our limited revenues since inception, we cannot assure you of generating a profit in the fiscal year ending August 31, 2002.

         Although we have generated an operating loss of ($19,357) from inception (April 4, 2001) to August 31, 2001, and for the three months ended November 30, 2001 we had an operating loss of ($16,187). We cannot assure you of any operating results and we will likely experience large variations in quarterly operating results. In future quarters, our operating results may not meet public market analysts' and investors' expectations. If that happens, the price of our common stock may fall. Many factors can cause these fluctuations, including:

                o   the number, size, timing and scope of our projects;
                o   customer concentration;
                o   long and unpredictable sales cycles;
                o   contract terms of projects;
                o   degrees of completion of projects;
                o   project delays or cancellations;
                o competition for, retention and maximizing the use of employees;
                o how well we estimate the resources we need to complete projects;
                o   the integration of new business;
                o   pricing changes in the industry;
                o economic conditions that can effect the golf equipment industry; and
                o   competition for and retention of existing customers.

         We expect to incur losses for the fiscal year ending August 31, 2002. As a result, we will need to generate significant revenues and maintain reasonable expense levels to achieve profitability. Even if we achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future.

As we attempt to expand and bring on additional management personnel, we may find that our management team may not be able to work together effectively so as to properly implement our business plan.

         Our current management team is made up only of our president, Jeff Jones. In order for us to implement our strategy, we may need to hire additional management. Should these individuals fail to work together effectively our business prospects would be seriously damaged and our ability to carry out our business plan in a timely fashion jeopardized.

Our future performance is dependent on our ability to retain our President, Mr. Jones, as the loss of his services would adversely affect our ability to operate.

         Mr. Jones is serving as our sole officer and director. We will be heavily dependent upon Mr. Jones' entrepreneurial skills and experience to implement our business plan. This dependence is particularly important in our business, because personal relationships are a critical element of obtaining and maintaining favorable business relationships. Moreover, we do not have an employment agreement with Mr. Jones and as a result, there is no assurance that he will continue to manage our affairs in the future. Nor have we obtained a key man life insurance policy on Mr. Jones. It is possible that we could lose the services of Mr. Jones, or Mr. Jones may decide to join a competitor or otherwise compete directly or indirectly with us. This would have a significant adverse effect on our business and could cause the price of our stock to significantly decline as Mr. Jones' services would be difficult to replace.

Loss of our key customer would materially and adversely affect our ability to operate our business.

         Our primary customer, Liquid Golf Corporation, a golf retailer, currently represents virtually 100 percent of our revenues. The loss of LiquidGolf as a customer would materially and adversely affect our ability to continue our operations. We have no long-term contracts or arrangements with this customer that guarantees the sales of merchandise for any period.

Although the proceeds of this offering will be sufficient to meet our general working capital needs, we will need additional capital to fund our business and complete the implementation of our business plan.

         We require substantial working capital to fund our business and may need additional capital in the future in order to fully implement our business plan, especially if we seek to expand through building retail operations or create an Internet marketing and sales capability. We will likely experience negative cash flow from operations through December 31, 2002. We expect that the net proceeds from this offering, if the maximum number of shares is sold, together with our available funds, should be sufficient to meet our working capital needs for the next 12 months. If, however, we need to raise additional funds through the issuance of equity,

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equity-related or debt securities, your stock ownership percentage may be diluted. In addition, we cannot be certain that additional financing will be available to us. If we are unable to obtain adequate additional financing on reasonable terms, our operations will suffer and we may never become profitable.

Our business is subject to risks associated with competition in the marketplace.

         We face substantial competition in our market. We cannot assure you that we will be able to compete successfully or that competitive pressures will not damage our business. Our competitors include:

          o manufacturers representatives, distributors, and other wholesalers;
          o websites maintained by online wholesalers and retailers of golf products;
          o traditional department stores and stand-alone golf retailers;
          o   nationally known discount golf retailers;
          o competition from other retailers of golf products who seek to purchase high demand or limited supply products;
          o catalog retailers of golf equipment, apparel and other golf-related merchandise; and
          o Internet portals and on-line service providers that feature shopping services, such as America Online, eBay, Yahoo!, Excite and Lycos.

         Most of our competitors are larger than we are and may have substantially greater financial, distribution and marketing resources. In addition, many of our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can. Moreover, some online competitors may be able to use the Internet as a marketing medium to reach significant numbers of potential customers more effectively than we can.

Failure of our third party shippers and vendors to timely provide us with or deliver our products would materially and adversely affect our ability to operate our business.

         We also depend on a number of third parties to deliver goods and services to us and to our customer. For example, we rely on the United States Postal Service, United Parcel Service, Federal Express and other similar carriers to ship merchandise to our customer. Strikes or other service interruptions affecting one or more of our shippers could impair our ability to deliver merchandise on a timely basis, which may have an adverse effect on customer satisfaction and retention.

         We also depend on the ability of third-party vendors to provide us with popular, high demand golf equipment, apparel and related merchandise at competitive prices and in sufficient quantities. Many of our smaller suppliers have limited resources, production capacities and operating histories. Our business could be harmed if our ability to procure products becomes limited.

Seasonal fluctuations in demand for golf equipment and accessories may have an adverse impact on our operating results.

         Seasonal fluctuation in the sale of golf-related products could cause significant fluctuations in our quarterly results. We have experienced, and we expect to continue to experience, seasonal fluctuations in our revenues. These seasonal patterns generally cause fluctuations in our quarterly reports. In particular, we expect that the fourth calendar-quarter will account for a significant percentage of our total annual sales. Consequently, in anticipation of such increased sales activity, we may find it necessary to hire several temporary employees to support our current operations. If, however, our revenues do not meet seasonal expectations during the fourth quarter, our annual operating results may not meet the expectations of securities analysts and investors which could have an adverse impact on our stock price. In addition, it is possible that our seasonal sales patterns will become more pronounced, strain our permanent work force, adversely affect our distribution and shipment activity, and may cause a shortfall in revenues as compared to expenses in a given period. See "Management Discussion and Analysis of Financial Condition and Results of Operation."

Since we have no supply agreements with manufactures and/or large distributors of golf equipment we may have difficulty obtaining merchandise when needed.

         We desire to offer a competitive source of golf apparel and merchandise. There can be no assurance that we will be able to obtain the quantity, selection or brand quality of items that we believe is necessary. We have no long-term contracts or arrangements with any of our suppliers that guarantee the availability of merchandise or the continuation of particular pricing practices. Our arrangements with our suppliers typically do not restrict such suppliers from selling products to other buyers. There can be no assurance that our current suppliers will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure acquisitions of product in a timely and efficient manner and on acceptable commercial terms. Our ability to obtain favorable terms from reputable suppliers, obtain high quality merchandise from those suppliers and the ability of the suppliers to produce, stock and deliver high quality products to our customers is critical to our success. If we are unable to satisfy any of these elements or we are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient variety and quantity of quality merchandise on acceptable commercial terms, our business, operating results and financial condition would be materially and adversely affected.

We may be unable to support or sustain any increase in the volume of our sales.

         A key element of our strategy is to generate high volume wholesale and retail sales. We will therefore need to hire additional employees. We intend to upgrade our existing order processing and purchasing systems. Failure to implement these systems effectively or within a reasonable period of time would cause decreased levels of customer service and satisfaction.



                        RISKS PERTAINING TO THIS OFFERING

Our management has broad discretion as to the use of the net proceeds from this offering.

         Although we have specified the anticipated use of the proceeds from the offering, we estimate that approximately 54% of the maximum proceeds, if all the shares are sold, or approximately $54,000 will be used for working capital and general corporate purposes. Mr. Jones will have broad discretion as to the specific purposes for which the net proceeds will be used. Therefore, you have little information as to how our management will use a substantial portion of the net proceeds from this offering.

You are unlikely to receive dividends in the foreseeable future.

         We have never declared or paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business.

If a trading market develops for our shares, their value may be adversely impacted by fluctuations in the market as a result of factors beyond our control.

         The price of our common stock after this offering may be lower than the offering price you pay and may be volatile. Prior to this offering, our common stock has not been sold in a public market. Moreover, after this offering, an active trading market for our stock might not develop. Even if an active trading market develops, it may not continue. In addition, if an active market develops, the trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside of our control. The stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies, and which have often been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could adversely affect the market price of our common stock.

         A significant decline in our stock price could result in substantial losses for our individual stockholders and could lead to costly and disruptive securities litigation. Moreover, if our stockholders sell substantial amounts of our common stock in the public market following this offering, the trading price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

The value and transferability of our shares may be adversely impacted by the limited trading market for our common stock and the Penny Stock Rules.

         There is no current active trading market for our common stock and there can be no assurance that a trading market will develop, or, if such trading market does develop, that it will be sustained. The absence of such a trading market may limit the marketability and liquidity of our shares.

         In addition, holders of our common stock may experience substantial difficulty in selling their securities as a result of the "penny stock rules" adopted by the Securities and Exchange Commission which restrict the ability of brokers to sell certain securities of companies whose assets or revenues fall below the thresholds established by those rules.

         Specifically, the penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on national securities exchanges or quoted on the Nasdaq Stock Market system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements, in our opinion, may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

We have a large number of restricted shares outstanding, a portion of which may be sold under rule 144 following completion of our offering.

         Of the shares of our common stock that will be outstanding upon completion of this offering, 2,000,100 shares will be "restricted securities." All of these shares are owned by our president, Jeff Jones. Mr. Jones is an affiliate of ours, as that term is defined in Rule 144 under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. All of the "restricted securities" will be eligible for resale under Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years to sell such shares without regard to any of the volume limitations described above. Except for 100 shares, none of the restricted shares will be available for resale until June of 2002.

         No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices of our common stock prevailing from time to time. The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

Your ownership percentage may be diluted following this offering if we issue additional shares or options to purchase additional shares.

         Immediately after the closing of this offering, we will have a maximum aggregate of

4,000,100 shares of common stock outstanding if all the shares are sold; we will also have 45,999,900 shares of common stock authorized but unissued and not reserved for specific purposes. All of such unissued shares may be issued without any action or approval of our stockholders. Although there are no present plans, agreements, commitments or undertakings with respect to the issuance of additional shares or securities convertible into any shares by us, any shares issued would further dilute the percentage ownership of our common stock held by you.

You may experience immediate dilution in the value of your shares following this offering.

         If you purchase shares in this offering, you will experience immediate and substantial dilution in that the price you pay per share will be substantially greater than our net tangible book value per share, or the per share value of our assets after subtracting our liabilities. See "Dilution."

We are, and will continue to be, controlled by our officer and director, which could result in us taking actions that other stockholders do not approve.

         Mr. Jones, our executive officer and director beneficially owns 100% (approximately 50 % if all of the shares are sold) of the voting power of our common stock. Mr. Jones is in a position to elect and remove directors and control the outcome of most matters submitted to a vote of the stockholders. Additionally, Mr. Jones is able to significantly influence any proposed amendment to our Certificate of Incorporation, a merger proposal, a proposed sale of our assets or other major corporate transaction or a non-negotiated takeover attempt. This concentration of ownership may discourage a potential acquirer from making an offer to buy us, which, in turn, could adversely affect the market price of our common stock. Following the completion of the offering, Mr. Jones will continue to own a majority of the issued and outstanding shares. You should read "Management," "Principal Stockholders" and "Description of Capital Stock" for more information on control of our business.

If a trading market were to develop for our common stock, we would be subject to certain eligibility and maintenance requirements which we may not be able to satisfy continuously.

         Prior to this offering, there has been no established public trading market for our common stock and there is no assurance that a public trading market for our common stock will develop after the completion of this offering. If a trading market does in fact develop for the common stock offered in this offering, there can be no assurance that it will be sustained. To the extent that a trading market develops at all, it will most likely be the NASD's Over The Counter Bulletin Board or "OTCBB." The ability of a NASD member firm to continue to quote prices for trading of our common stock on the OTCBB will be conditioned upon our meeting and maintaining the criteria for continued listing. If we are unable to satisfy the exchange maintenance criteria in the future, our common stock may be deleted from the OTCBB. In that event, trading, if any, in our common stock, would be conducted in the over-the-counter market in the so-called "pink sheets". As a consequence of such deletion, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of our common stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms and other comparable terminology.

         These  forward-looking  statements  include statements about:
      o  our  market  opportunities;
      o  our  strategies;
      o  our competition;
      o our expected activities and expenditures as we pursue our business plan; and
      o  the adequacy of our available cash resources.

         These statements appear in a number of places in this Prospectus and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things:

           o  trends affecting our financial condition or results of operations,
           o  our business and growth strategies,
           o  the Internet and Internet commerce; and
           o  our financing plans.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as otherwise required by federal securities laws, we are under no duty to update any of the forward looking statements after the date of this Prospectus to conform them to actual results or to changes in our expectations. All forward-looking statements attributable to us are expressly qualified in their entirety by the previous cautionary statement.

         The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar "forward looking statements" by existing public companies, does not apply to our offering because as this is our initial public offering, we are not yet a reporting issuer. In addition, the Private Securities Litigation Reform Act of 1995 does not apply to us because our stock qualifies as "penny stock."

         You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                 USE OF PROCEEDS

         The shares are being offered directly by us on a best-efforts, all or none basis with respect to the first 1,000,000 shares and on a best efforts basis with respect to the remaining 1,000,000 shares. The shares will be sold on a first come-first serve basis. Unless 1,000,000 shares are sold by ____________________, 2002 (which is 120 days of the date of this Prospectus) the offering will terminate and all of the funds received from subscribers by the date on which the offering is terminated will be promptly returned. The proceeds of the offering will be held in escrow until the earlier of the date on which (i) at least 1,000,000 shares are sold or (ii) the offering is terminated. Therefore, in the event that a minimum of 1,000,000 shares are not sold, prospective investors funds may be held in escrow for as long as 120 days before they are returned by the escrow agent.

         If the minimum of 1,000,000 shares offered are sold, the gross proceeds of this offering will be $50,000 and the net proceeds will be approximately $3,250. If the maximum of 2,000,000 shares offered are sold, the gross proceeds of this offering will be $100,000 and the net proceeds will be approximately $53,350. We expect expenses of the offering, including, but not limited to, accounting fees and legal fees, to be approximately $46,750. These expenses will be paid from the offering proceeds.

         The following table sets forth our intended use of proceeds depending on number of shares is sold:

========================= ====================== =======================
          USE                MINIMUM AMOUNT          MAXIMUM AMOUNT
------------------------- ---------------------- -----------------------
   Offering Proceeds             $50,000                100,000
------------------------- ---------------------- -----------------------
   Estimated Offering            46,750                  46,750
        Expenses
------------------------- ---------------------- -----------------------
    Working Capital               3,250                  53,350
========================= ====================== =======================



         While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassign the use if, in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended Prospectus reflecting the same.

         Although we do not intend to raise a significant amount of funds in this offering, we believe that by becoming a reporting issuer or a "public" company, we will be in a better position to implement our expansion strategy and to effect public debt financings in the future.

         Although we could have voluntarily filed under the Exchange Act 1934 to become such a reporting issuer, we believe that a registration statement filed under the Securities Act is more advantageous because it offers us the opportunity to raise funds needed to satisfy the costs of becoming a reporting issuer.

         It may be necessary for us to incur some administrative costs for preparation and filings of periodic reports with the Securities and Exchange Commission, the amount of which is not expected to be more than $15,000 through December 31, 2002. It is expected that these costs would be paid from existing working capital and cash flow from operations.

         The amounts and timing of our actual expenditures will depend on numerous factors, including marketing and sales activities, and the growth of our customer base. We may find it necessary to use portions of the net proceeds for other purposes. We believe that cash from operations, together with the net proceeds of the sale of our common stock in this offering will be adequate to fund our operations for the next 12 months.

         Pending these uses, we intend to invest our net proceeds in short-term, investment grade securities, at prevailing market rates of interest.

         Except as described in this Prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or any of their respective affiliates as compensation for the offer and sale of the shares.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

         There is no active trading market for our common stock. The initial offering price of $0.05 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

*        The lack of trading market
*        The proceeds to be raised by the offering
* The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders

                                    DILUTION

         The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock. Dilution arises mainly from the arbitrary decision by us as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

         Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At November 30, 2001, we had a net tangible book value of $ (20,182) or $ (0.01) per share.

         After giving effect to the sale of the 2,000,000 shares being offered at an initial public offering price of $.05 per share and after deducting estimated expenses of this offering

($46,750), our adjusted net tangible book value at November 30, 2001 would have been $33,068 or $0.01, representing an immediate increase in net tangible book value of $0.02 per share to the existing shareholders and an immediate dilution of $ 0.04 per share to new investors.

         The following table illustrates the above information with respect to dilution to new investors on a per share basis:

Initial public offering price                                              $.050
Pro forma net tangible book value at November 30, 2001                    33,068
Increase in pro forma net tangible book value attributed to new investors 53,250
Adjusted pro forma net tangible book value per share after offering         0.01
Dilution to new investors                                                   0.04

         The following table sets forth, on a pro forma basis as of November 30, 2001, with respect to our existing stockholders and new investors, a comparison of the number of shares of common stock we issued, percentage ownership of those shares, the total consideration paid, the percentage of consideration paid and the average per share.

                         Shares Purchased           Total Consideration
                         ----------------           -------------------
                       Average
                       Number      Percentage       Amount      Percentage    Price per Share
                       ------      ----------       ------      ----------    ---------------
Existing shareholders  2,000,100    50%             $15,362     13%               $.010
New investors          2,000,000    50%             100,000     87%                .050
                       -----------------------------------------------------------------------

Total                  4,000,100   100.0 %          $115,362   100.0%             $.030*
                                   =======          ========   ======

*Average [and] per share.


                              PLAN OF DISTRIBUTION

The Offering

         We offer the right to subscribe for 2,000,000 shares at $0.05 per share. We must sell at least 1,000,000 shares to consummate the offering. The minimum number of shares you can purchase is 1,000. We propose to offer the shares directly on a best efforts, all or none basis with respect to the first 1,000,000 shares and on a best efforts basis with respect to the second 1,000,000. No compensation is to be paid to any person for the offer and sale of the shares. Mr. Jones will distribute Prospectuses related to this offering. We estimate that approximately 200 Prospectuses will be distributed by him. He intends to distribute Prospectuses to acquaintances, friends and business associates.

         Although Mr. Jones is an " associated person" as that term is defined in Rule 3a4-1 under the Exchange Act, he will deemed not to be a broker for the following reasons:

* He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
* He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
* He is not an associated person of a broker or dealer at the time of his participation in the sale of our securities.
*        He will meet all of the following conditions:
* Mr. Jones primarily performs, and will perform at the end of the offering, substantial duties for or on our behalf otherwise than in connection with transactions in securities;
         and
* Mr. Jones is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
* Mr. Jones has not participated in selling an offering of securities for any other issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 under the Exchange Act.

         As of the date of this Prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Method of Subscribing

         You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $0.05 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of "Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., as Escrow Agent" and delivered to the Escrow Agent at 845 Third Avenue, 8th Floor, New York, New York 10022. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

         The funds received from the subscribers will be held by our legal counsel, Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., as Escrow Agent, in a non interest bearing account until at least 1,000,000 shares have been sold. Once 1,000,000 shares have been sold and we notify the Escrow Agent in writing of our acceptance of the subscriptions for the shares sold, the proceeds from the sale will be forwarded to us. Thereafter, proceeds will be forwarded to us weekly through the balance of the offering period. If at least 1,000,000 shares are not sold by ________________________, 2002 (120 days from the date of this
Prospectus), the offering will terminate and all funds received from subscribers will be promptly returned to the subscribers.

         No compensation is to be paid to any person for the offer and sale of our shares. Our president will distribute prospectuses related to this offering. We estimate that approximately 100 to 250 copies of this Prospectus will be distributed by him. He intends to distribute Prospectuses to acquaintances, friends and business associates.

         As of the date of this Prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Expiration of the Offering

         This offering will terminate on the earlier to occur of ___________ [a date that is 120 days from the date of this Prospectus]or the date on which all of the shares have been sold or on an earlier date as we may deem appropriate.

                                PLAN OF OPERATION

         Flagstick Ventures, Inc. is a Delaware corporation incorporated on April 4, 2001 for the purpose of acquiring the wholesale golf equipment and accessories business previously conducted by our president, Jeff Arthur Jones, as a sole proprietorship under the name "A&Z Golf." We acquired the business from Mr. Jones, through our wholly owned subsidiary, A&Z Golf Corp.., on June 5, 2001, in exchange for 2,000,000 shares of our common stock. See footnote 7 of the Auditors Consolidated Financial Statements. Prior to that date, Mr. Jones conducted the business as a sole proprietorship.

In General

         Through A&Z Golf Corp.. we are engaged primarily in the business of wholesale distribution of golf-related equipment, accessories and apparel. Our goal is to grow our wholesale customer base through expanded product offerings and to add business operations that could compliment the existing business. Our strategy is to avail ourselves of our management's experience and relationships in the golf industry to grow our business as a wholesaler by expanding our supplier base, adding customers and evaluating the development of a retail operation.

         The wholesale business generated revenues of $98,321 and $99,308 , respectively for the periods ended August 31, 2001 and November 30, 2001. We expect that this type of business will generate the majority, if not all, of our revenue in fiscal years 2002 and 2003.

          Our primary customer, a golf retailer, Liquid Golf currently represents virtually 100 percent of our revenues. This customer is not required to buy additional products. Therefore, a significant portion of our revenue is derived from a potentially non-recurring revenue source. The loss of our relationship with this company would greatly reduce our ability to continue as a going concern.

         We compete with a large number of manufacturers' representatives, distributors and other wholesalers. If we decide to establish a retail operation, our competition would include websites maintained by online wholesalers and retailers of golf products; traditional department stores and stand-alone golf retailers; nationally known discount golf retailers; catalog retailers of golf equipment, apparel and other golf-related merchandise; and Internet portals and on-line service providers that feature shopping services, such as America Online, eBay, Yahoo!, Excite and Lycos.

         Most of our competitors are larger than we are and may have substantially greater financial, distribution and marketing resources. In addition, many of our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can. Some online competitors may be able to use the Internet as a marketing medium to reach significant numbers of potential customers more effectively than we can.

         As of November 30, 2001, we had only one employee, Mr. Jones: he is our sole officer, director and shareholder. His compensation effective November 1, 2001, is $3,000 per month.

Industry Overview

         The Golf Industry: Golf-related consumer spending reached $22.2 billion in 1999, according to a recent study by the National Golf Foundation (NGF). The report, Golf Consumer Spending in the U.S/2000 Edition, shows that green fees and dues (at both public and private golf courses) accounted for 73% of spending ($16.3 billion), followed by golf club purchases with 11% of spending ($2.5 billion). Soft goods ranked third with 4% of spending ($979 million). Also included in the report are golf ball purchases and range ball rentals (on-course and stand-alone).

         While fees were up by approximately 3% over the 1998 figures, equipment sales were down by 2%. Breaking it down by player segments, Avid golfers (25+ rounds annually) make up the smallest player segment (25%), but account for 53% of all golf-related spending. The average Avid golfer spent $222 on clubs, while a Moderate player (8 to 24 rounds annually) spent $118 on average for clubs. The Occasional golfer (less than 8 rounds annually) spent a mere $16.

         Overall, golf club spending was down 6.6% from 1998 purchases, but club sales are expected to rebound this year and next as the replacement cycle for clubs (particularly titanium woods) sends golfers shopping. Soft goods spending, which includes bags, gloves and shoes, was also down (3.7%).

         We believe that the popularity of golf and sales of golf equipment and related merchandise will rise in the future due to the increasing interest in golf of the aging "baby boom" population and the increase in junior golfers.

         Golf retailing channels. Golf equipment and apparel is generally sold through small format sporting goods retailers, large format sporting goods retailers and mass merchandisers.

The Market Opportunity

         Clearly, golfers are an appealing demographic group, in terms of income and purchasing power, to target as a business opportunity. To date, our business has only availed itself of a small portion of the golf industry; i.e., revenue derived primarily from the wholesale of products to retail companies. We believe that we have a considerable opportunity to tap into additional sources of revenue such as retail distribution.

Business Strategy

         Our two-part strategy includes expanding and developing industry relationships and expanding our business into additional distribution channels. The principal elements of our business strategy are:

          o Expanding and developing strategic industry relationships. Our management has experience in the world of golf. Our current Chief Executive Officer and President, Jeff Arthur Jones, has 9 years experience as an assistant golf professional with proven abilities including merchandising, personnel management, inventory control and related administrative responsibilities. Mr. Jones has developed contacts within the golf industry that will give our company an opportunity to extend its relationships with suppliers, distributors, golf professionals, the media and others active in the golf industry. We believe that these relationships give us credibility in the market place and access to golf industry markets.

          o Expand distribution channels. We seek to leverage our wholesale delivery of golf-related merchandise to provide cost efficient entry to a limited retail operation. We contemplate opening a physical retail location in the future and will grow this business depending on whether we believe that it is cost-effective.

Products and Services

         Wholesale: We offer an extensive line of products on a wholesale basis to retailers. We offer a majority of the well-known brands in the golf industry such as Cobra, Yonex, Tommy Armour, Nike, Ping, Spalding and Titleist. We also offer shoes, accessories, and a variety of other products. We obtain most of our products from manufacturers and an extensive network of suppliers, which offers us favorable selection, pricing, quality and quantity terms. We distribute only name brand merchandise, which we believe is key to maintaining strong relationships with major customers. We currently derive 100% of our revenue from the wholesale of golf equipment, merchandise, apparel and accessories. We purchase product on receipt of orders from our client. We ship the ordered product immediately upon purchase. We do not maintain any inventory.

         We purchase our products from a network of approximately 20 suppliers and sources. Our suppliers include Classic Golf Center, Dan McMillen, Naples Golf, The Broken Niblick Inc., Advanced Golf Repairs and Rob Harpster Golf Shop. We depend on the ability of our suppliers to provide us with popular, high demand golf equipment, apparel and related merchandise at competitive prices and in sufficient quantities. Many of our smaller suppliers have limited resources, production capacities and operating histories. We have no long term contracts with any of our suppliers. The continued supply of product is dependent upon the relationship that Jeff Jones maintains with our current suppliers and sources. Our business could be harmed if our ability to procure products becomes limited.

         We are unable to purchase product directly from many golf equipment manufacturers. Therefore, we are dependent upon our suppliers and sources to provide needed equipment.

         Retail: We intend evaluate the feasibility of opening a limited number of traditional retail stores that will offer the same products.

Customer Service

         Customer service and satisfaction are important facets to our success and business strategy. Since virtually 100% of our business is derived from a single repeat customer, we believe that it is important for us to focus on customer service. We believe that high levels of customer service and support are critical to retain and expand our customer base. We monitor orders from the time they are placed through delivery by providing numerous points of electronic, telephone and personal communication to customers. We confirm all orders and shipments by e-mail.

Marketing

         We currently spend nothing on marketing or promotion. Our sales and marketing efforts rely completely on the activities of and relationships established by Mr. Jeff Jones.

Competition

         We are subject to extensive competition from numerous competitors. Many of our competitors have substantially greater financial, distribution and marketing resources. In addition, many of our competitors may be able to secure products from manufacturers and distributors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability. We believe that our ability to compete depends upon many factors, including:

        o   the success of sales and marketing efforts;
        o   the performance and reliability of our services;
        o   the price of our products; and
        o   the effectiveness of our customer service and support efforts.

         Our main competitors for the wholesale of golf equipment, apparel and related merchandise are manufacturers' representatives, distributors, and other wholesalers and websites maintained by online wholesalers and retailers of golf products.

         If we decide to open a retail operation, our main competitors for the sale of golf equipment, apparel and related merchandise would be:

        o traditional department stores, stand-alone golf retailers and golf course pro shops;
        o   nationally known discount golf retailers;
        o catalog retailers of golf equipment, apparel and other golf-related merchandise; and
        o Internet portals and on-line service providers that feature shopping services, such as America Online, eBay, Yahoo!, Excite and Lycos.

         We want to offer a competitive source of golf apparel and merchandise. There can be no assurance that we will be able to obtain the quantity, selection or brand quality of items that we believe is necessary. We have no long-term contracts or arrangements with our suppliers that guarantee the availability of merchandise or the continuation of particular pricing practices. Our arrangements with our suppliers typically do not restrict the suppliers from selling products to other buyers. There can be no assurance that our current suppliers will continue to sell products to us on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure acquisitions of product in a timely and efficient manner and on acceptable commercial terms. Our ability to obtain favorable terms from reputable suppliers, obtain high quality merchandise from those suppliers and the ability of the suppliers to produce, stock and deliver high quality products to our customers is critical to our success. If we are unable to satisfy any of these elements or we are unable to develop and maintain relationships with suppliers that would allow us to obtain a sufficient variety and quantity of quality merchandise on acceptable commercial terms, our business, operating results and financial condition would be materially and adversely affected.

         There are over 16,000 public and private golf course pro shops in the United States. However, many PGA professionals that own and staff the pro shops do not have the merchandising experience to manage inventory in a manner that will always provide consumers with a wide variety of the latest in golf equipment, apparel and services.

         We compete with large sporting goods retailers such as The Sports Authority, Dick's Sporting Goods and the Sports Chalet. We also compete directly with discount golf retailers such as Nevada Bobs and Edwin Watts. We believe that the discount golf sector accounts for a majority of yearly golf equipment sales. However, many of these discount golf retailers have very high inventory costs due to decentralized buying and lack of computerization to manage inventory.

         Internet retailers can be classified into two categories. The first includes pure Internet golf e-tailers such GolfDiscount.com, MammothGolf.com, Chipshot.com and IGO Golf.com. Many of these e-tailers do not have direct supply relationships with the manufacturers and are forced to source goods from other retailers and pro-shops which has reduced their margins, and has resulted in many either selling or closing down their e-commerce operations. The second group of Internet e-tailers includes the multi sport e-tailers such as fogdog.com and mvp.com. Similar to brick and mortar retailers, these companies do not offer the selection of merchandise since they have to cater to the interests of other sports enthusiasts that visit their site.

Key Customer

         Our current customer base is a single account that contributes virtually 100 percent of our revenue. The loss of this account would materially and adversely affect our ability to continue our operations. We have no long-term contracts or arrangements with any of our customers that guarantee the sales of merchandise for any period.

Our Facilities

         We currently do not own any facilities or equipment. We currently occupy space in the residence of our President, Jeff Jones at 2394 41st Street S.W., Naples, Florida on a month-to-month basis, at a cost of $250 per month. We are currently provided with access to computer, telephone, fax, copy and other business services without cost on equipment owned by Mr. Jones. Mr. Jones has agreed to continue providing us with our current business equipment which access is included in our $250 monthly charge.

Employees

         We currently have only one employee, Jeff Jones. Our subsidiary, A&Z Golf, Inc. has no employees. Mr. Jeff Jones, our sole officer and director, currently manages us and our subsidiary, A&Z Golf, Inc. We look to Mr. Jones for his entrepreneurial skills and talents. For a complete discussion of Mr. Jones' experience, please see "Directors and Executive Officers." As of November 1, 2001, we commenced paying Mr. Jones $3,000 per month. We plan to use consultants, attorneys and accountants as necessary and do not plan to engage any additional full-time employees in the near future. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in our company, which would dilute the ownership interest of holders of existing shares of our common stock.

Reports To Security Holders

         We intend to send an annual report, including audited financial statements, to our shareholders.

         We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You may also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

         Our registration statement can be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

         Neither we nor our property are a party to any pending legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Our director(s), executive officer(s) and other key employee(s), and their ages, as of January 23, 2001 are as follows:

Name              Age      Positions held with Us                Since
----              ---      ----------------------                -----

Jeff Jones        30       CEO, President and Director           April 4, 2001

         Our director is currently serving a term of office until the next annual meeting of shareholders and until his successors are duly elected and qualified, or until he resigns or is removed.

         The following represents a summary of the business history of our director and executive officer for the last five years:

         Prior to founding A&Z Golf in April of 1999 as a sole proprietorship, Mr. Jones was an Assistant Golf Professional. During the last five years, Mr. Jones has served and continues to serve as Assistant Golf Professional at Golden Gate Country Club, Naples, Florida and as Tournament Director for Pine Lake Golf Club, Mt. Gilead, Ohio. His experience includes pro shop operations management, tournament organization and instruction. His skills include merchandising, personnel management, budget and inventory control.

         All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We have not compensated our directors for service on the Board of Directors or any committee thereof. As of the date of this Prospectus, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

         During the past five years our director, executive officer, promoter and control person was not:

         (1) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (2) convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         (4) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

                             EXECUTIVE COMPENSATION

         The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and President for all services rendered to us in all capacities from inception (April 4, 2001) through August 31, 2001.

------------------------------------------------------------------------------
                           Summary Compensation Table
------------------------------------------------------------------------------
                                                                All Annual
                                                                ----------
Name and Principal Position        Year    Salary    Bonus     Compensation
---------------------------        ----    ------    -----     ------------
------------------------------------------------------------------------------
Jeff Arthur Jones                  2001*     $0      $ 0        $ 0
CEO, President
------------------------------------------------------------------------------
*Our fiscal year end is August 31.

         Mr. Jones presently serves as our CEO and President. He is our only employee. Commencing November 1, 2001, we have paid him $3,000 per month.

         We expect to pay Mr. Jones an aggregate salary of $30,000 in the fiscal year ended August 31, 2002.

         Directors are not currently compensated, although each is entitled to be reimbursed for reasonable and necessary expenses incurred on our behalf.

         There are no employment contracts or agreements between us and any of our directors and officers.

         We do no have any employee stock option or other benefit plans.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of January 23, 2002 the beneficial ownership of common stock of each person known to us who owns more than 5% of our issued and outstanding common stock and of our directors, executive officers and significant employees.

=====================================================================
    NAME AND         AMOUNT AND      PERCENTAGE          PERCENTAGE
   ADDRESS OF        NATURE OF       OWNERSHIP           OWNERSHIP
   BENEFICIAL       BENEFICIAL                             AFTER
     OWNER           OWNERSHIP                            OFFERING
---------------------------------------------------------------------
                                                        MIN      MAX
---------------------------------------------------------------------
Jeff Arthur Jones
2394 41st Street      2,000,100          100%           67%      50%
Naples,   Florida
34116
---------------------------------------------------------------------
All    directors,
executive offices     2,000,100          100%           67%      50%
as a group (1
person)
=====================================================================


           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market for our Common Stock

         There has been no trading market for our common stock.

         There is currently one holder of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. There can be no assurance that a trading market will develop. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 2,000,100 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act of 1933.

         As of the date of this Prospectus, none of our shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, described below. All of the currently outstanding shares of our common stock are "restricted securities" as that term is defined under Rule 144, in that those shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

         Sales of substantial amounts of our common stock under Rule 144, this Prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

         Currently, we are acting as our own transfer agent and registrar for our common stock. Upon completion of the offering we will engage Stocktrans, Inc.,7 E. Lancaster Avenue, Ardmore, Pennsylvania 19003 to act as our transfer agent.

         We have not declared any dividends since inception, and have not present intention of paying cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         If a trading market does in fact develop for the common stock offered in this Prospectus, there can be no assurance that it will be sustained. To the extent that a trading market develops at all, it will most likely be the NASD OTCBB. The ability of a NASD member firm to continue to quote prices for trading of our common stock on the NASD OTCBB will be conditioned upon our meeting and maintaining the criteria for continued listing. If we are unable to satisfy the exchange maintenance criteria in the future, our common stock may be deleted from the OTCBB. In such event, trading, if any, in our common stock, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets". As a consequence of such deletion, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of our common stock.

         To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock.

         Mr. Jones is the sole shareholder. The outstanding common stock was sold in reliance upon Section 4(2) of the Securities Act of 1933 as amended.

                            DESCRIPTION OF SECURITIES

         Our authorized capital consists of 50,000,000 shares of common stock, $.0001 par value of which 2,000,100 are issued and outstanding. The following description of our securities is qualified in its entirety by reference to our Certificate of Incorporation [and Certificate of Amendment to the Certificate of Incorporation], copies of which are available upon request.

Common Stock

         Each share of common stock is entitled to one vote at all meetings of shareholders. All shares of common stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of common stock. The Articles of Incorporation prohibit cumulative voting in the election of directors. In the event of our liquidation, dissolution or winding up, holders of shares of common stock will be entitled to receive on a pro rata basis all of our assets remaining after satisfaction of all liabilities and all liquidation preferences, if any, granted to holders of our preferred stock.

         All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Transfer Agent

         Upon completion of the offering our transfer agent for the common stock will be Stocktrans, Inc. Its address and telephone number is 7E London Avenue, Ardmore, Pennsylvania 19003

Dividends

         We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends in the future rests within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements and, financial condition, as well as other relevant facts.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Neither our auditors nor legal counsel own any of our common stock.

       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We were organized by our President and sole director for the purpose of acquiring and operating the business which he had been operating as a sole proprietorship. We acquired the business from Mr. Jones on June 5, 2001 in exchange for 2,000,000 shares.

                                  LEGAL MATTERS

         The legality of the securities we are offering by this Prospectus will be passed on by our legal counsel Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., 845 Third Avenue, New York, New York 10022.

                                     EXPERTS

         Our financial statements included in this Prospectus and in the registration statement have been examined by Berenfeld, Spritzer, Shechter & Sheer, independent certified public accountants, and are included in this Prospectus and in the registration statement in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                              FINANCIAL DISCLOSURE

         There have been no changes in or disagreements with our auditors.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement on Form SB-2 under the Securities Act with respect to the common stock offered by this Prospectus. This Prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, with respect to us and the common stock offered by this Prospectus, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement. Additionally, we file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission.

         The Securities and Exchange Commission also maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's Website is http://www.sec.gov. Our registration statement can be reviewed by accessing the Securities and Exchange Commission's website.

         You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide prospective investors with any different or additional information. This Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of its date, regardless of the time of the delivery of this Prospectus or any sale of these securities.

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                      -------------------------------------
                        CONSOLIDATED FINANCIAL STATEMENTS
                        ---------------------------------
                NOVEMBER 30, 2001 (UNAUDITED) AND AUGUST 31, 2001
                -------------------------------------------------




                                TABLE OF CONTENTS
                                -----------------


CONSOLIDATED FINANCIAL STATEMENTS
---------------------------------

Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . .32

Consolidated Balance Sheet. . . . . . . . . . . . . . . .. . . . . . . . .33

Consolidated Statement of Operations. . . . . . . . . . . . . .. . . . . .34

Consolidated Statement of Stockholder's Deficiency  . . . . . . . . . . . 35

Consolidated Statement of Cash Flows   . . . . . . . . . . . . . . . . .  36

Notes to Consolidated Financial Statements   . . . . . . . . . . . . . .  38

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Stockholders and Board of Directors
Flagstick Ventures, Inc. and Subsidiaries
2394 41st SW
Naples, FL 34116

We have audited the accompanying consolidated balance sheet of Flagstick Ventures, Inc ("Flagstick") and subsidiary as of August 31, 2001 and the related consolidated statement of operations, changes in stockholder's deficiency and cash flows for the period from inception (April 4, 2001) to August 31, 2001. These consolidated financial statements are the responsibility of Flagstick's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Flagstick Ventures, Inc and subsidiary as of August 31, 2001 and the results of their operations and their cash flows for the period from inception (April 4, 2001) to August 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming Flagstick will continue as a going concern. As discussed in note 3 to the financial statements, accumulated deficit as of August 31, 2001 amounted to $19,357. The realization of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about Flagstick's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.




/S/ BERENFELD, SPRITZER, SHECHTER & SHEER




December 12, 2001
Miami, Florida

                                      FLAGSTICK VENTURES, INC & SUBSIDIARY
                                      ------------------------------------
                                          CONSOLIDATED BALANCE SHEETS
                                          ---------------------------
                               NOVEMBER 30, 2001 (UNAUDITED) AND AUGUST 31, 2001
                               -------------------------------------------------

ASSETS
                                                             11/30/01         8/31/01
                                                             --------         -------
                                                            (Unaudited)
CURRENT ASSETS:

 Cash                                                     $     4,745         $     5,273
 Accounts receivable, net of allowance for
   doubtful account of $2,989 and $2,989, respectively         15,335              26,900
                                                         ------------          ----------

   Total Current Assets                                        20,080              32,173
                                                         ------------          ----------


TOTAL ASSETS                                              $    20,080         $    32,173
                                                         ============          ==========
LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:

 Accounts payable                                         $     4,283         $     7,168
 Accrued expenses                                              35,979              29,000
                                                         ------------          ----------

   Total Current Liabilities                                   40,262              36,168
                                                         ------------          ----------
STOCKHOLDERS' DEFICIENCY:

 Common stock, $0.0001 par value,
   50,000,000 shares authorized,
   2,000,100 shares issued and
   outstanding                                                    200                 200
 Additional paid-in-capital                                    15,162              15,162

 Accumulated Deficit                                          (35,544)            (19,357)
                                                         ------------          ----------

   Total Stockholders' Deficiency                             (20,182)             (3,995)
                                                         ------------          ----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY            $    20,080         $    32,173
                                                         ============          ==========

The accompanying notes are an integral part of these financial statements.

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                      -------------------------------------
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      ------------------------------------
          FOR THE THREE MONTHS ENDED NOVEMBER 30, 2001 (UNAUDITED) AND
          ------------------------------------------------------------
                  FOR THE PERIOD FROM INCEPTION (APRIL 4, 2001)
                  ---------------------------------------------
                               TO AUGUST 31, 2001
                               ------------------



                                               11/30/01            8/31/01
                                               --------            -------
                                             (Unaudited)

Sales                                       $    99,308          $    98,321
                                            -----------          -----------


Cost of Sales                                   102,025               85,112
                                            -----------          -----------

Gross Profit                                     (2,717)              13,209
                                            -----------          -----------

GENERAL AND ADMINISTRATIVE EXPENSES:

  Professional Fees                               1,500               28,000
  Bad debts                                        -                   2,989
  Payroll and related expenses                   10,004                 -
  Other General & Administrative expenses         1,966                1,577
                                            -----------          -----------

    Total  Expenses                              13,470               32,566
                                            -----------          -----------

NET LOSS                                    $   (16,187)        $   (19,357)
                                            ===========          ===========

LOSS PER SHARE:

  Basic and diluted                         $    (0.01)         $     (0.02)
                                            ===========          ===========


Weighted-average number of common
  shares outstanding                          2,000,100            1,194,731
                                            ===========          ===========



The accompanying notes are an integral part of these financial statements.

                     FLAGSTICK VENTURES, INC. AND SUBSIDIARY
                     ---------------------------------------
               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY
               --------------------------------------------------
          FOR THE THREE MONTHS ENDED NOVEMBER 31, 2001 (UNAUDITED) AND
          ------------------------------------------------------------
        FOR THE PERIOD FROM INCEPTION (APRIL 4, 2001) TO AUGUST 31, 2001
        ----------------------------------------------------------------


                                                  COMMON STOCK                    ADDITIONAL
                                       ------------------------------------        PAID-IN           NET
                                             SHARES            AMOUNT              CAPITAL           LOSS            TOTAL
                                       ----------------------------------------------------------------------------------------
Balance, April 4, 2001
(inception)                                         0       $        0         $        0        $        0        $        0

Restricted common stock
     issued to related party
     valued at $.00763 per
     share for acquisition of
     A&Z Golf Sole
     Propietorship (see note 7)             2,000,000              200             15,062                 0            15,262

Restricted common stock
     issued to related party
     valued at $1 per share                       100                                 100                                 100

Net loss for the period
     April 4, 2001 (inception)
     to August 31, 2001                             0                0                  0           (19,357)          (19,357)
                                       ----------------------------------------------------------------------------------------

Balance, August 31, 2001                    2,000,100              200             15,162           (19,357)           (3,995)
                                       ----------------------------------------------------------------------------------------

Net loss for the three months
     ended November 30, 2001
     (Unaudited)                                                                                    (16,187)          (16,187)
                                       ----------------------------------------------------------------------------------------

 Balance, November 30,
 2001 (Unaudited)                           2,000,100              200             15,162           (35,544)          (20,182)
                                       ========================================================================================


The accompanying notes are an integral part of these financial statements.

                     FLAGSTICK VENTURES, INC. AND SUBSIDIARY
                     ---------------------------------------
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      ------------------------------------
          FOR THE THREE MONTHS ENDED NOVEMBER 30, 2001 (UNAUDITED) AND
          ------------------------------------------------------------
                    FOR THE PERIOD APRIL 4, 2001 (INCEPTION)
                    ----------------------------------------
                               TO AUGUST 31, 2001
                               ------------------

                                                11/30/01                8/31/01
                                                --------                -------
                                               (Unaudited)
                                               -----------
OPERATING ACTIVITIES:
   Net Loss                                      $  (16,187)         $  (19,357)
                                               -------------         -----------

   Adjustments to reconcile net loss
    to net cash used by operations:

   (Increase) decrease in accounts receivable        11,565             (26,900)
   Increase (decrease) in accounts payable           (2,885)              7,168
   Increase in accrued expenses                       6,979              29,000
                                               -------------         -----------

   Net Cash Used by
      Operating Activities                             (528)            (10,089)
                                               -------------         -----------

INVESTING ACTIVITIES:
   Common Stock issued in connection with
    asset acquisition                                     0              15,262
   Common Stock issued to related party                   0                 100
                                               -------------         -----------

   Net Cash Used by
      Investing Activities                                0              15,362
                                               -------------         -----------


FINANCING ACTIVITIES                                      0                   0
                                               -------------         -----------

NET INCREASE IN CASH                                   (528)              5,273

CASH, BEGINNING                                       5,273                   0
                                               -------------         -----------

CASH, ENDING                                      $   4,745           $   5,273
                                               =============         ===========

SUPPLEMENTAL DISCLOSURES:
-------------------------
  The company did not pay any interest or income taxes for the three months ended November 30, 2001 (Unaudited) and for the period from inception (April 4, 2001) to August 31, 2001

The accompanying notes are an integral part of these financial statements.

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                NOVEMBER 30, 2001 (UNAUDITED) AND AUGUST 31, 2001
                -------------------------------------------------


NOTE 1 -          NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  ------------------------------------------------------------
                  POLICIES
                  --------


                  ORGANIZATION
                  ------------

                  Flagstick Ventures, Inc ("Flagstick ") was incorporated on April 4, 2001 under the laws of the State of Delaware. Flagstick's activities have been devoted primarily to the wholesaling of golf equipment. The Company is authorized to issue 50,000,000 shares of common stock, par value $0.0001. On April 4, 2001 Flagstick issued 100 shares to Jeff Arthur Jones in consideration for $100. Contemporaneously with that transaction On April, 4, 2001 A&Z Golf Corp. was incorporated as a wholly-owned subsidiary of Flagstick. On June 5, 2001 Flagstick issued 2,000,000 shares to Jeff Arthur Jones in exchange for certain receivables pursuant to an asset purchase agreement.

                  USE OF ESTIMATES
                  ----------------

                  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the Untied States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

                  PRINCIPLES OF CONSOLIDATION
                  ---------------------------

                  The consolidated financial statements include the accounts of "Flagstick" and its wholly-owned subsidiary, A&Z Golf Corp. after elimination of all inter-company balances and transactions.

                  CASH AND CASH EQUIVALENTS
                  -------------------------

                  For purposes of reporting cash flows, Flagstick considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. There were no cash equivalents at November 30, 2001 (Unaudited) and August 31, 2001.

                  FAIR VALUE OF FINANCIAL INSTRUMENTS
                  -----------------------------------

                  SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. Flagstick's financial instruments, including cash, accounts payable, and accrued professional fees are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                NOVEMBER 30, 2001 (UNAUDITED) AND AUGUST 31, 2001
                -------------------------------------------------



NOTE 1 -          NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  ------------------------------------------------------------
                  POLICIES (CONT'D)
                  -----------------

                  ACCOUNTS RECEIVABLE
                  -------------------

                  Flagstick conducts business and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivable is expected to vary by customer due to the financial condition of each customer. The company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

                  REVENUE RECOGNITION
                  -------------------

                  The company recognizes revenue as the goods are shipped.

                  NET LOSS PER COMMON SHARE
                  -------------------------

                  Flagstick computes earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share". This standard requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the diluted earnings per share computation.

                  Net loss per common share (basic and diluted) is based on the net loss divided by the weighted average number of common shares outstanding during the year.

                  INCOME TAXES
                  ------------

                  Flagstick utilizes Statement of Financial
                  Standards SFAS No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                NOVEMBER 30, 2001 (UNAUDITED) AND AUGUST 31, 2001
                -------------------------------------------------


NOTE 2 -          RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS
                  -----------------------------------------

                  In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for Costs of Start-Up Activities" ("SOP 98-5"). Pursuant to this statement, Flagstick is required to expense all start-up costs related to new operations.

                  In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of the gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedge asset or liability that are attributable to the hedge risk or (ii) the earnings effect of the hedge forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. On June 30, 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133". SFAS No. 133 as amended by SFAS No. 137 is effective for all fiscal years beginning after June 15, 2000. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivatives Instruments and Certain Hedging Activities". SFAS No. 133 as amended by SFAS
                  No. 137 and 138 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000.

                  Flagstick has not entered into derivatives contracts to hedge existing risks or for speculative purposes. Accordingly, SFAS 133, 137 and 138 do not affect Flagstick's financial statements.

                  On December 3, 1999 the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 101 (SAB
                  101) "Revenue Recognition in Financial Statements" which reflects the basic principles of revenue recognition in existing generally accepted accounting principles.

                  In January 2000, the Emerging Issues Task Force issued EITF 99-17 "Accounting for Advertising Barter Transactions" establishing accounting and reporting requirements for such transactions. Generally, the Task Force reached a consensus that revenue and expenses from an advertising barter transaction should be recognized at fair value of the advertising surrendered. EITF 99-17 does not affect Flagstick's financial statements.

                  On March 16, 2000 the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. The emerging Issues Task Force has not reached a consensus but sites SEC Staff Accounting Bulletin 101.

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                NOVEMBER 30, 2001 (UNAUDITED) AND AUGUST 31, 2001
                -------------------------------------------------

NOTE 2 -          RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONT'D)
                  --------------------------------------------------

                  Management generates revenues by selling wholesale golf equipment. Management recognizes revenue on the gross method.

                  On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. EITF 00-14 does not affect Flagstick's financial statements.

                  In June 2001, the FASB issued Statement No. 142 "Goodwill and Other Intangible Assets". This Statement addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, Intangible Assets. It addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. FASB Statement No. 142 does not affect Flagstick's financial statements.

NOTE 3 -          GOING CONCERN CONSIDERATIONS
                  ----------------------------

                  The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, accumulated deficit at November 30, 2001 (Unaudited) and August 31, 2001 amounted to $35,544 and $19,357 respectively.

                  Management believes that over the next twelve months its operations will be sustained by its existing cash, accounts receivable and capital financing of approximately $75,000. As previously mentioned, the company is engaged in the wholesale of various golf equipment and apparel. Although the company recently incorporated, its current management and operations have been in existence for several years and have accumulated a great deal of experience in this industry. Management is not concerned about its current negative gross profit and cites an unusually high volume of new product purchases in September and October of 2001 that it sold below cost at an introductory price as the reason for this negative gross profit.

                  The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should Flagstick be unable to continue as a going concern. Flagstick's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain additional paid-in capital, and to ultimately attain profitability.

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                NOVEMBER 30, 2001 (UNAUDITED) AND AUGUST 31, 2001
                -------------------------------------------------


NOTE 4 -          DEFERRED INCOME  TAXES
                  ----------------------

                  Flagstick has a carry-forward loss for income tax purposes of $35,544 and $19,357 that may be offset against future taxable income for the period from inception (April 4, 2001) to November 30, 2001 and August 31, 2001 respectively. The carry-forward loss expires in the year 2020. Due to the uncertainty regarding the success of future operations, Management has valued the deferred tax asset allowance at 100% of the related deferred tax assets. The deferred tax assets, liabilities and valuation allowances as of November 30, 2001 (unaudited) and August 31, 2001 consist of the following:

                                                    Unaudited
                                                    11/30/01        8/31/01
                                                    ----------      ----------
                  Deferred tax assets arising
                    from net operating losses       $ 13,507        $ 7,356
                  Less:  Valuation allowance         (13,507)        (7,356)
                  Net deferred tax liabilities             0              0
                                                    ----------      ----------
                  Net Deferred Tax Asset            $      0        $     0
                                                    ==========      ==========


                  The effective tax rate varies from the U.S. Federal statutory tax rate for the periods ended November 30, 2001 (unaudited) August 31, 2001 principally due to the following:

                                                    Unaudited
                                                    11/30/01        8/31/01
                                                    ----------      ----------

                  U.S. statutory tax rate                 34%            34%
                  State and local taxes                    4              4
                  Less:  Valuation allowance            (38%)           (38%)
                                                    -----------     ----------

                  Effective rate                           0%             0%
                                                    ===========     ==========

                      FLAGSTICK VENTURES, INC. & SUBSIDIARY
                      -------------------------------------
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------
                NOVEMBER 30, 2001 (UNAUDITED) AND AUGUST 31, 2001
                -------------------------------------------------

NOTE 5 -          ACCRUED EXPENSES
                  ----------------

                  Accrued expenses consisted of the following as of November 30, 2001 (Unaudited) and August 31, 2001:

                                                   Unaudited
                                                   11/30/01       8/31/01
                                                   ----------     ----------
                        Accrued legal fees         $ 25,000       $ 25,000
                        Accrued accounting fees       1,500          3,000
                        Accrued rent expense            750          1,000
                        Accrued Payroll               6,669
                        Other                         2,060
                                                   ----------     ----------
                        Total accrued expenses     $ 35,979       $ 29,000
                                                   ==========     ==========

NOTE 6 -          OPERATING LEASE OBLIGATION
                  --------------------------

                  The company entered into an oral agreement with its sole shareholder for the use of certain office facilities and equipment on a month-to-month basis. The amount calls for payments of $250 per month. Rent expense for the three months ended November 30, 2001 (Unaudited) and from inception (April 4, 2001) to August 31, 2001 totaled $750 and $1000, respectively.

NOTE 7 -          STOCKHOLDER'S EQUITY
                  --------------------

                  Flagstick issued 2,000,000 restricted shares of the company's common stock to Mr. Jeff Jones, the founder and sole shareholder. The shares were issued in exchange for receivables that originated from Mr. Jones sole proprietorship valued at $.00763 per share for a total of $15,262

NOTE 8 -          CONCENTRATION OF CREDIT RISK
                  ----------------------------

                  The Company derives substantially all of its revenue from one customer.

NOTE 9 -          SUBSEQUENT EVENTS
                  -----------------

                  Subsequent to August 31, 2001 Flagstick agreed in principal to compensate its president and sole shareholder at a rate of $3,000 a month. This agreement is cancelable by either party upon 30 day written notice.

                            FLAGSTICK VENTURES, INC.

                            ------------------------

                               2,000,000 shares of
                                  Common Stock
                            ------------------------

                                   PROSPECTUS
                            ------------------------

                                 _________, 2002

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. Indemnification of Officers and Directors.

Section 145 of the Delaware Corporation Law provides, in effect, that we may, and in certain cases must, indemnify any person made a party to any action by reason of the fact that he is or was one of our directors, officers, employees, or agents against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorney's fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to us, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

         Our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

         Our bylaws provide that we shall indemnify, to the fullest extent permitted by Delaware law, any and all of our directors and officers, or former directors and officers, or any person who may have served at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, it is an the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM  25.  Other Expenses of Issuance and Distribution.

         The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

                                                               Amount
Registration Fee                                  $            250.00
Printing                                                     5,000.00
Legal Fees and Expenses                                     30,000.00
Accounting Fees and Expenses                                 5,000.00
Transfer Agents and Registrars Fees                          1,500.00
Blue Sky Fees                                                2,500.00
Miscellaneous                                                2,500.00

                           TOTAL                  $         46,750.00


ITEM  26.  Recent Sales of Unregistered Securities.

         Set forth in chronological order is information regarding shares of common stock issued from April 4, 2001 (inception) to the date of this Registration Statement. Also included is the consideration, if any, received by us for the issuances of such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

(1) On April 4, 2001, we issued 100 shares to our CEO and President, Jeff Jones, at a price of $.001 per share.

(2) On June 5, 2001, we issued 2,000,000 shares to our CEO and President, Jeff Jones, at a price of $.00763 per share. See footnote 7 of the Auditors Consolidated Financial Statements.

         We believe that all of the share issuances made by us to date were exempt from the registration provisions of the Securities Act by virtue of
Section 4(2) in that the shares were
issued in transactions not involving a public  offering.  The shares were issued
solely  to  Mr.  Jones  with  respect  to  his   "incorporation"   of  his  sole
proprietorship business.

ITEM  27.  Exhibits and Financial Statement Schedules.

(A)  EXHIBITS

The following Exhibits are either attached hereto, incorporated herein by reference or will be filed by amendment:


EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER

3.1               Certificate of Incorporation

3.2               Certificate of Amendment to the Certificate of Incorporation

3.3               Bylaws

5.1               Opinion of  Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
                  regarding the legality of the securities being registered

10.               Escrow Agreement

23.1 Consent of Eiseman Levine Lehrhaupt & Kakoyiannis (included in Exhibit 5.1)

23.2              Consent of Berenfield, Spritzer, Shechter & Sheer


(B)  FINANCIAL STATEMENT SCHEDULES

         Financial Statement Schedules omitted because the information is included in the Financial Statements and Notes thereto.

ITEM  28.  Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Naples, State of Florida, on the 7th day of February, 2002.

                                   FLAGSTICK VENTURES, INC.



                                   By: /S/ Jeff Arthur Jones
                                         President and Chief Financial Officer



         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date stated:

     SIGNATURE                       TITLE                            DATE

/s/ Jeff Arthur Jones     President, Chief Financial Officer    February 7, 2002
                          and Sole Director
                          (principal executive, officer
                          principal financial officer,
                          principal accounting officer

                            FLAGSTICK VENTURES, INC.
                       REGISTRATION STATEMENT ON FORM SB-2
                                  EXHIBIT INDEX


The following Exhibits are either attached hereto or incorporated herein by reference:

EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER

3.1               Certificate of Incorporation

3.2               Certificate of Amendment of the Certificate of Incorporation

3.3               Bylaws

5.1               Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, PC.
                  regarding the legality of the securities being registered

10.               Escrow Agreement


23.1              Consent of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
                  (included in Exhibit 5.1)

23.2              Consent of Berenfield, Spritzer, Shechter & Sheer

                                   Exhibit 3.1
                          Certificate of Incorporation

                          CERTIFICATE OF INCORPORATION
                                       OF
                            FLAGSTICK VENTURES, INC.


         1. The name of the corporation (herein referred to as the "Corporation") is:

                            FLAGSTICK VENTURES, INC.

         2. The address of its registered office in the State of Delaware is Suite 400, 2711 Centerville Road, in the City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of common stock which the Corporation shall have authority to issue is ten million (10,000,000) and the par value of each of such shares is $.0001 amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5. The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws. To the extent that the number of directors is less than the number so fixed, the majority of the directors then in office shall have the right, without shareholder vote, to appoint such number of additional directors equal to the difference between the number of directors in office and the maximum number of directors fixed in the bylaws. Election of directors need not be by written ballot. The Board of Directors is authorized, without the assent or vote of the shareholders, to make, alter or repeal the bylaws of the Corporation.

         6.       The name and mailing address of the incorporator:

                         Joseph Sierchio
                         c/o Sierchio & Company, LLP
                         150 East 58th Street, 25th Floor
                         New York, New York  10155

         7. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of ss.102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

         8. The Corporation shall, to the fullest extent permitted by the provision of ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and acknowledging, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of April, 2001.




                                 /s/ "Joseph Sierchio"
                                 --------------------------------
                                 Joseph Sierchio

                                   Exhibit 3.2
          Certificate of Amendment to the Certificate of Incorporation

                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                            FLAGSTICK VENTURES, INC.


         It is hereby certified that:

         1. The name of the corporation (herein referred to as the "corporation") is:

                            Flagstick Ventures, Inc.

         2. The corporation's Certificate of Incorporation was filed with the Office of the Secretary of State on April 4, 2001.

         3. The Certificate of Incorporation of the corporation is hereby amended by striking out Article 4 thereof and by substituting in lieu of said Article the following new Article:

         "4. The total number of shares of common stock which the Corporation shall have authority to issue is fifty million (50,000,000) and the par value of each of such shares is $.0001 amounting in the aggregate to Five Thousand Dollars ($5,000.00)."

         4. The amendment of the Certificate of Incorporation herein certified was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. Written consent has been given in accordance with Section 228(d) of the General Corporation Law of the State of Delaware.


         IN WITNESS WHEREOF, the undersigned, being an authorized officer of the corporation, has hereunto signed his name and affirms that the statements made herein are true under the penalties of perjury, this 19th day of September, 2001.

                                          Flagstick Ventures, Inc.

                                          BY:      /s/ "Jeff Arthur Jones"
                                                   Jeff Arthur Jones, President

                                   Exhibit 3.3
                                     By Laws

                                     BY-LAWS

                                       OF

                            FLAGSTICK VENTURES, INC.


1.       MEETINGS OF STOCKHOLDERS.
         ------------------------


                  1.1 Annual Meeting. The annual meeting of stock-holders shall
                      --------------- be held on the first Tuesday of May in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the board of directors (the "Board").

                  1.2 Special Meetings. Special meetings of the stockholders may
                      ----------------- be called by resolution of the Board or the president and shall be called by the president or secretary upon the written request (stating the purpose or purposes of the meeting) of a majority of the directors then in office or of the holders of a majority of the outstanding shares entitled to vote. Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

                  1.3 Place and Time of Meetings. Meetings of the stockholders
                      --------------------------- may be held in or outside
Delaware at the place and time specified by the Board or the officers or stockholders requesting the meeting.

                  1.4 Notice of Meetings; Waiver of Notice. Written notice of
                      ------------------------------------- each meeting of
stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except when required under section 1.5 below or by law. Each notice of a meeting shall be given, personally or by mail, not fewer than 10 nor more than 60 days before the meeting and shall state the time and place of the meeting, and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. If mailed, notice shall be considered given when mailed to a stockholder at his address on the corporation's records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by him.

                  1.5 Quorum. At any meeting of stockholders, the presence in
                      ------- person or by proxy of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside at or to act as secretary of the meeting, may adjourn the meeting until a quorum is present. At any adjourned meeting at which a quorum is present, any action may be taken that might have been taken at the meeting as originally called. No notice of an adjourned meeting need be given, if the time and place are announced at the meeting at which the adjournment is taken, except that, if adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the meeting, notice of the adjourned meeting shall be given pursuant to section 1.4.

                  1.6 Voting; Proxies. Each stockholder of record shall be
                      ---------------- entitled to one vote for each share registered in his name. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or by section 1.8. Directors shall be elected in the manner provided in section 2.1. Voting need not be by ballot, unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the chairman of the meeting. Each stockholder entitled to vote at any meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person to act for him by proxy. No proxy shall be valid after three years from its date, unless it provides otherwise.

                  1.7 List of Stockholders. Not fewer than 10 days prior to the
                      --------------------- date of any meeting of stockholders, the secretary of the corporation shall prepare a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his name. For a period of not fewer than 10 days prior to the meeting, the list shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting. During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held. The list shall also be available for inspection by stockholders at the time and place of the meeting.

                  1.8 Action by Consent Without a Meeting. Any action required
                      ------------------------------------ or permitted to be
taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing.

2.       BOARD OF DIRECTORS.
         ------------------
                  2.1 Number, Qualification, Election and Term of Directors. The
                      ------------------------------------------------------
business of the corporation shall be managed by the entire Board, which initially shall consist of one director. The number of directors may be changed by resolution of a majority of the Board or by the stockholders, but no decrease may shorten the term of any incumbent director. Directors shall be elected at each annual meeting of stockholders by a plurality of the votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to the provisions of section 2.9. As used in these by-laws, the term "entire Board" means the total number of directors the corporation would have, if there were no vacancies on the Board.

                  2.2 Quorum and Manner of Acting. A majority of the entire
                      ---------------------------  Board shall constitute a
quorum for the  transaction  of business at any  meeting,  except as provided in section 2.10. Action of the Board shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum is present.

                  2.3 Place of Meetings.  Meetings of the Board may be held
                      ------------------  in or outside Delaware.

                  2.4 Annual and Regular Meetings. Annual meetings of the Board,
                      ---------------------------- for the election of officers
and consideration of other matters, shall be held either (a) without notice immediately after the annual meeting of stockholders and at the same place, or
(b) as soon as practicable after the annual meeting of stockholders, on notice as provided in section 2.6. Regular meetings of the Board may be held without notice at such times and places as the Board determines. If the day fixed for a regular meeting is a legal holiday, the meeting shall be held on the next business day.

                  2.5 Special Meetings. Special meetings of the Board may ----------------- be called by the president or by a majority of the directors.

                  2.6 Notice of Meetings; Waiver of Notice. Notice of the time
                      ------------------------------------- and place of each
special meeting of the Board, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him at his residence or usual place of business at least three days before the meeting, or by delivering or telephoning or telegraphing it to him at least two days before the meeting. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without protesting at the beginning of the meeting the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

                  2.7 Board or Committee Action Without a Meeting. Any action
                      -------------------------------------------- required or
permitted to be taken by the Board or by any committee of the Board may be taken without a meeting, if all the members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceedings of the Board or the committee.

                  2.8 Participation in Board or Committee Meetings by Conference
                      ----------------------------------------------------------
Telephone.
----------   Any or all members of the Board or any committee of the Board may participate in a meeting of the Board or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

                  2.9 Resignation and Removal of Directors. Any director may
                      ------------------------------------- resign at any time
by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any or all of the directors may be removed at any time, either with or without cause, by vote of the stockholders.

                  2.10 Vacancies. Any vacancy in the Board, including one
                       ---------- created by an increase in the number of directors, may be filled for the unexpired term by a majority vote of the remaining directors, though less than a quorum.

                  2.11 Compensation. Directors shall receive such compensation
                       ------------- as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties. A director also may be paid for serving the corporation or its affiliates or subsidiaries in other capacities.

3.       COMMITTEES.
         ----------
                  3.1 Executive Committee. The Board, by resolution adopted by a
                      -------------------- majority of the entire Board, may designate an executive committee of one or more directors, which shall have all the powers and authority of the Board, except as otherwise provided in the resolution, section 141(c) of the General Corporation Law of Delaware or any other applicable law. The members of the executive committee shall serve at the pleasure of the Board. All action of the executive committee shall be reported to the Board at its next meeting.

                  3.2 Other Committees. The Board, by resolution adopted by a
                      ----------------- majority of the entire Board, may designate other committees of one or more directors, which shall serve at the Board's pleasure and have such powers and duties as the Board determines.

                  3.3 Rules Applicable to Committees. The Board may designate
                      ------------------------------- one or more
directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In case of the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member. All action of a committee shall be reported to the Board at its next meeting. Each committee shall adopt rules of procedure and shall meet as provided by those rules or by resolutions of the Board.

4.       OFFICERS.
         --------
                  4.1 Number; Security. The executive officers of the
                      ----------------- corporation shall be the president, one or more vice presidents (including an executive vice president, if the Board so determines), a secretary and a treasurer. Any two or more offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his duties.

                  4.2 Election; Term of Office. The executive officers of the
                      ------------------------- corporation shall be elected annually by the Board, and each such officer shall hold office until the next annual meeting of the Board and until the election of his successor, subject to the provisions of Section 4.4.

                  4.3 Subordinate Officers. The Board may appoint subordinate
                      --------------------- officers (including assistant secretaries and assistant treasurers), agents or employees, each of whom shall hold office for such period and have such powers and duties as the Board determines. The Board may delegate to any executive officer or committee the power to appoint and define the powers and duties of any subordinate officers, agents or employees.

                  4.4 Resignation and Removal of Officers. Any officer may
                      -----------------------------------  resign at any time by delivering his resignation in writing to the president or secretary of the corporation, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. Any officer elected or appointed by the Board or appointed by an executive officer or by a committee may be removed by the Board either with or without cause, and in the case of an officer appointed by an executive officer or by a committee, by the officer or committee that appointed him or by the president.

                  4.5 Vacancies.  A vacancy in any office may be filled
                      ---------- for the unexpired term in the manner prescribed in sections 4.2 and 4.3 for election or appointment to the office.

                  4.6 The President. The president shall be the chief executive
                      -------------- officer of the corporation. Subject to the control of the Board, he shall have general supervision over the business of the corporation and shall have such other powers and duties as presidents of corporations usually have or as the Board assigns to him.

                  4.7 Vice President.  Each vice president shall have such
                      --------------- powers and duties as the Board or the president assigns to him.

                  4.8 The Treasurer. The treasurer shall be the chief financial
                      -------------- officer of the corporation and shall be in charge of the corporation's books and accounts. Subject to the control of the Board, he shall have such other powers and duties as the Board or the president assigns to him.

                  4.9 The Secretary. The secretary shall be the secretary of,
                      -------------- and keep the minutes of, all meetings of the Board and the stockholders, shall be responsible for giving notice of all meetings of stockholders and the Board, and shall keep the seal and, when authorized by the Board, apply it to any instrument requiring it. Subject to the control of the Board, he shall have such powers and duties as the Board or the president assigns to him. In the absence of the secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the presiding officer.

                  4.10 Salaries. The Board may fix the officers' salaries, if --------- any, or it may authorize the president to fix the salary of any other officer.

5.       SHARES.
         ------
                  5.1 Certificates. The corporation's shares shall be
                      ------------- represented by certificates in the form approved by the Board. Each certificate shall be signed by the president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall be sealed with the corporation's seal or a facsimile of the seal. Any or all of the signatures on the certificate may be a facsimile.

                  5.2 Transfers. Shares shall be transferable only on the
                      ---------- corporation's books, upon surrender of the
certificate  for  the  shares,   properly   endorsed.   The  Board  may  require
satisfactory surety before issuing a new certificate to replace a certificate claimed to have been lost or destroyed.

                  5.3 Determination of Stockholders of Record. The Board may
                      ---------------------------------------- fix, in advance,
a date as the record date for the determination of stockholders entitled to notice of or to vote at any meeting of the stockholders, or to express consent to or dissent from any proposal without a meeting, or to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action. The record date may not be more than 60 or fewer than 10 days before the date of the meeting or more than 60 days before any other action.

6.       INDEMNIFICATION AND INSURANCE.
         -----------------------------
                  6.1 Right to Indemnification. Each person who was or is a
                      ------------------------- party or is threatened to be
made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as provided in section 6.2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in these by-laws shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware, as amended from time to time, requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these by-laws or otherwise. The corporation may, by action of its Board, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                  6.2 Right of Claimant to Bring Suit. If a claim under section
                      -------------------------------- 6.1 is not paid in full
by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met that standard of conduct, nor an actual determination by the corporation (including its Board, its independent counsel or its stockholders) that the claimant has not met that standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet that standard of conduct.

                  6.3 Non-Exclusivity of Rights. The right to indemnification
                      -------------------------- and the payment of expenses
incurred in defending a proceeding in advance of its final disposition conferred in this section 6 shall not be exclusive of any other right any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

                  6.4 Insurance. The corporation may maintain insurance, at its
                      ---------- expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

                  6.5 Expenses as a Witness. To the extent any director,
                      ---------------------- officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

                  6.6 Indemnity Agreements.  The corporation may enter into
                      --------------------- agreement with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permitted by Delaware law.

7.       MISCELLANEOUS.
         -------------

                  7.1 Seal. The Board shall adopt a corporate seal, which shall
                      ----- be in the form of a circle and shall bear the corporation's name and the year and state in which it was incorporated.

                  7.2 Fiscal Year.  The Board may determine the corporation's
                      ------------ fiscal year. Until changed by the Board, the last day of the corporation's fiscal year shall be December 31.

                  7.3 Voting of Shares in Other Corporations. Shares in other
                      --------------------------------------- corporations held
by the corporation may be represented and voted by an officer of this corporation or by a proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.

                  7.4 Amendments. By-laws may be amended, repealed or adopted
                      ----------- by the stockholders

                                   EXHIBIT 5.1
                                   -----------

             Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

                     EISEMAN LEVINE LEHRHAUPT & KAKOYIANNIS
                           A PROFESSIONAL CORPORATION
                                845 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE (212) 752-1000
                            FACSIMILE (212) 355-4608

                                                     February 7, 2002
Flagstick Ventures, Inc.
2394 41st Street S.W.
Naples, Florida 34116

         Re:      Flagstick Ventures, Inc.--Registration Statement on Form SB-2

Dear Sir or Madam:

         We have acted as counsel for Flagstick Ventures, Inc., a corporation existing under the laws of the State of Delaware (the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 and the amendments thereto (collectively, the "Registration Statement") relating to the registration and the offer and sale by the Company of a minimum of 1,000,000 shares and up to a maximum of 2,000,000 shares at a price of $0.05 per share.

         In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws, and (iii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.

         Based upon and subject to the foregoing, we are of the opinion that when offered, sold and paid for, all as described in the Registration Statement, as amended, the shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                             Very truly yours,

                                    Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

                                            By: _________________

                                   Exhibit 10
                            Form of Escrow Agreement

                                ESCROW AGREEMENT

AGREEMENT made this 7th day February, 2002 between (the "Issuer") and Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., a law firm with offices at 845 Third Avenue, New York, New York 10022 (the "Escrow Agent").

                              W I T N E S S E T H :

WHEREAS, the Issuer has filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") covering a proposed public offering of 2,000,000 shares of its common stock, $.001 par value per share, as described on the Information Sheet (as defined herein); and

WHEREAS, the Issuer proposes to offer the shares for sale to the public on a "best efforts, all or none basis" as to the 2,000,000 shares at the price per share all as set forth on the Information Sheet; and

WHEREAS, the Issuer proposes to establish an escrow account with the Escrow Agent in connection with such public offering and the Escrow Agent is willing to establish such escrow account on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1.  INFORMATION SHEET.

         Each capitalized term not otherwise defined in this Agreement shall have the meaning set forth for such term on the Information Sheet which is attached to this Agreement and is incorporated by reference herein and made a part hereof (the "Information Sheet").

     2.  ESTABLISHMENT OF ESCROW ACCOUNT.

         The parties hereto shall establish a non interest bearing escrow account at the office of the Escrow Agent, and bearing the designation, set forth on the Information Sheet (the "Escrow Account").

         2.1 On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Issuer shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

         2.2 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of the number of calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended by an Extension Period only if the Escrow agent shall have received written notice thereof at least five (5) business days prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of the number of the calendar days of business days set forth on the Information Sheet. The last day of the Offering Period, or the last day of the Extension Period (if provided), is referred to herein as the "Termination Date". After the Termination Date, the Issuer shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.

     3.  DEPOSITS IN THE ESCROW ACCOUNT.

         3.1 Upon receipt, the Issuer shall promptly deposit all monies received from investors with the Escrow Agent. All of these deposited proceeds (the "Deposited Proceeds") shall be in the form of cash, check, bank draft or postal express money orders. All checks, bank draft or postal express money orders deposited into the Escrow Account shall be made payable to the order of "Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., as Escrow Agent". Any check, bank draft, or postal express money order payable other than to the order of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., as Escrow Agent as required hereby shall be returned to the prospective purchasers, or if the Escrow Agent has insufficient information to do so, then to the Issuer (together with any Subscription Information, as defined below, or other documents delivered therewith) within five (5) business days following receipt of such check, bank draft or postal express money order by the Escrow Agent, and such check, bank draft, or postal express money order shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement. The Deposited Proceeds shall be held for the sole benefit of the purchasers of the securities.

         3.2 The Deposited Proceeds shall be deposited in a non-interest bearing escrow account.

         3.3 Simultaneously with each deposit into the Escrow Account, the Issuer shall inform the Escrow Agent of the name and address of the prospective purchaser, the number of Securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

         3.4 The Escrow Agent shall not be required to accept for deposit into the Escrow Account cash, checks, bank drafts or postal express money orders which are not accompanied by the appropriate Subscription Information.

         3.5 The Escrow Agent shall refund any portion of the Deposited Proceeds prior to disbursement of the Deposited Proceeds in accordance with Section 4 hereof upon instruction in writing signed by the Issuer.

     4.  DISBURSEMENT FROM THE ESCROW ACCOUNT.

         4.1 The Deposited Proceeds may be released to the Issuer only at the same time as or after the Escrow Agent has received a signed representation letter from the Issuer, on or prior to the Termination Date that subscriptions for at least 1,000,000 of the shares offered were received and accepted, and that payment therefor made.

         4.2 Unless the Escrow Agent has received a signed representation letter from the Issuer by the close of regular banking hours on the Termination Date setting forth that all the shares offered by it have been sold, the Escrow Agent shall return by first class mail or equally prompt means to each prospective purchaser the amount of payment received from such purchaser held in escrow within five business days following the Termination Date and the Escrow Agent shall notify the Issuer of its distribution of the Deposited Proceeds.

         4.3 Upon distribution of the Deposited Proceeds pursuant to the terms of this Section 4, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement.

     5. RIGHTS, DUTIES AND RESPONSIBILITIES OF ESCROW AGENT.
         It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

         5.1 The Escrow Agent shall not be responsible for the performance by Issuer of its obligations under this Agreement.

         5.2 The Escrow Agent shall not be required to accept from the Issuer any Subscription Information pertaining to prospective purchases unless such Subscription Information is accompanied by cash, checks, bank draft or postal money orders representing the payment of money, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Issuer except as to the amount of such payments; however, the Escrow Agent shall notify the Issuer within a reasonable time of any discrepancy between the amount delivered to the Escrow Agent therewith. Such amount need not be accepted for deposit in the Escrow Account until such discrepancy has been resolved.

         5.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Issuer any check received which is dishonored, together with the Subscription Information, if any, which accompanied such check.

         5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness of any notice, instruction, certificate, signature instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent must, however, determine for itself whether the conditions permitting the release of the funds in the Escrow Account have been met.

         5.5 In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Deposited Proceeds which, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent, at its sole option, may deposit the Deposited Proceeds (and any other amounts that thereafter become part of the Deposited Proceeds) with the registry of a court of competent jurisdiction in the Southern District of New York, in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Deposited Proceeds with the registry of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder; and, the Escrow Agent shall be reimbursed for its costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith.

         5.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing, which may include attorneys in the firm of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., and shall not be liable for any action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel.

         5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposited Proceeds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposited Proceeds or any part thereof.

         5.8 The Issuer shall act as the subscription agent (the "Subscription Agent") for the purposes of maintaining complete and accurate records of all subscription documentation and monies received; and for the further purpose of facilitating distributions from the Escrow Account.

     6.  AMENDMENT; RESIGNATION.

         This Agreement may be altered or amended only with the written consent of the Issuer and the Escrow Agent. The Escrow Agent may resign for any reason upon thirty (30) business days written notice to the Issuer. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Deposited Proceeds for a period of not more than thirty (30) business days following the effective date of such resignation, at which time (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent by the Issuer and such successor escrow agent, the resigning Escrow Agent shall pay over to the successor escrow agent the Deposited Proceeds, less any portion thereof previously paid out in accordance with this Agreement, or (b) if the resigning Escrow Agent shall not have received written notice signed by the Issuer and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Deposited Proceeds to each prospective purchaser without interest thereon or deduction therefrom, and the resigning Escrow Agent shall notify the Issuer in writing of its liquidation and distribution of the Deposited Proceeds; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of Section 6 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Deposited Proceeds to a successor Escrow Agent or distribution of the Deposited Proceeds pursuant to this Section 6.

     7.  REPRESENTATIONS AND WARRANTIES.

         The Issuer hereby represents and warrants to the Escrow Agent that:

         7.1 No party other than the parties hereto and the prospective purchasers have, or shall have any lien, claim or security interest in the Deposited Proceeds or any part thereof.

         7.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposited Proceeds or any part thereof.

         7.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Deposited Proceeds, be deemed a representation and warranty that such deposit represents a bona fide sale to the purchaser described therein of the amount of securities set forth in such Subscription Information and that the Securities and Exchange Commission has declared effective the Registration Statement referred to in the Information Sheet.

         7.4 All of the information contained in the Information Sheet is, as of the date hereof and will be, at the time of any disbursement of the Deposited Proceeds, true and correct.

     8.  INDEMNIFICATION AND CONTRIBUTION.

         8.1 The Issuer (for purposes of this Section 8 hereof, referred to as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and shareholders (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.

         8.2 If the indemnification provided for in this Section 8 is applicable, but for any reasons held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.

         8.3 Any Indemnitee which proposes to assert the right to be indemnified under this Section 8, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitor under this Section 8, will notify the Indemnitor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Indemnitor of any such action, suit or proceeding shall not relieve the Indemnitor from any liability which they may have to any Indemnitee otherwise than under this
Section 8. In case any such action, suit or proceeding shall be brought against any Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in and, to the extent that they shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitor, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitor and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee) or (iii) the Indemnitor in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitor.

         8.4 The Indemnitor agrees to provide the Indemnitee with copies of all registration statements pre- and post-effective amendments and/or supplements to such registration statements including exhibits, whether filed with the Securities and Exchange Commission prior to or subsequent to the disbursement of the Deposited Proceeds.

         8.5 The provisions of this Section 8 shall survive any termination of this Agreement, whether by disbursement of the Deposited Proceeds, resignation of the Escrow Agent or otherwise.

     9.  GOVERNING LAW AND ASSIGNMENT.

         This Agreement shall be construed in accordance with and governed by the laws of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Deposited Proceeds shall be void as against the Escrow Agent unless:

         9.1 written notice thereof shall be given to the Escrow Agent; and

         9.2 the Escrow Agent shall have consented in writing to such assignment or transfer.

     10. NOTICES.

         All notices required to given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by Express Mail service offered by the United States Post Office or Federal Express, and addressed, if to the Issuer at its address set forth on the Information Sheet, and if to the Escrow Agent, to the address set forth on the Information Sheet, Attention of: Joseph Sierchio, Esq. or to such other persons or such other address as any party hereto may designate in writing to the other as provided herein.


     11. SEVERABILITY.

         If any provision of this Agreement or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

     12. PRONOUNS.

         All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

     13. CAPTIONS.

         All captions are for convenience only and shall not limit or define the term thereof.

     14. EXECUTION IN SEVERAL COUNTERPARTS.

         This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties herein.

     15. ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

Flagstick Ventures, Inc.

By:  ---------------------------
Jeff Arthur Jones, President

Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.

By:  ---------------------------

                       ESCROW AGREEMENT INFORMATION SHEET
1.   The Issuer:

     Name:  Flagstick Ventures, Inc.
            2394 41st  Street S.W.
            Naples, Florida 34116

2.   Jurisdiction of Incorporation:

     Delaware

3.   The Securities:

     A minimum of 1,000,000 and a maximum of 2,000,000 shares of common stock, $.001 par value per share ("Common Stock") at $.05 per share.

4.   Type of Offering:

     Registration Statement on Form SB-2 filed under the Securities Act of 1933, as amended (the "Act"), registering 2,000,000 shares of Common Stock offered directly by the Issuer's officers and directors on an all or none basis. The offering shall terminate upon ____________, 2002, unless concluded by the Issuer on an earlier date as it may deem appropriate (the "Termination Date").

5.   Escrow Agent:
     Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
     845 Third Avenue
     New York, New York 10022

6.   Fees:    None

                                  EXHIBIT 23.1
                                  ------------

                Consent of Eisman Levine Lehrhaupt & Kakoyiannis


                             Included in Exhibit 5.1

                                  EXHIBIT 23.2
                                  ------------

             Consent of Berenfield, Spritzer, Shechter & Sheer CPA.


                   Berenfield, Spritzer, Shechter & Sheer, CPA


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated regarding the accompanying the financial statements of Flagstick Ventures, Inc. for the period August 31, 2001 ,which are incorporated by reference in the Registration Statement ( on Form SB-2) and related Prospectus of filed by the Company. We consent to the incorporation by reference in the Registration Statement and related Prospectus of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

Dated: February 7, 2002

/s/ "Berenfield, Spritzer, Shechter & Sheer"